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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference of our report dated April 10, 1998 included in the December 31, 1997 Form 10-KSB for HALIS, Inc. into its previously filed Registration Statements No. 33-22588 on Form S-8 dated June 16, 1988, No. 33-22591 on Form S-8 dated June 16, 1988, No. 33-38257 on Form S-8 dated December 19, 1990, No. 33-38258 on Form S-8 dated December 19, 1990, No. 33-53702 on Form S-8 dated October 20, 1992, and No. 33-53704 on Form S-8 dated October 20, 1992.



ARTHUR ANDERSEN LLP



Atlanta, Georgia
April 10, 1998